UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2016

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2016, Vuzix Corporation (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) with certain institutional investors (the “Purchasers”) set forth on the signature pages of the Agreement for the purchase and sale of an aggregate of 2,000,000 shares of the Company’s common stock in a registered direct offering for gross proceeds of $14.5 million. The purchase price to be paid by the Purchasers is $7.25 per share. The Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Pursuant to an engagement letter dated November 29, 2016 (the “Placement Agent Agreement”) by and between the Company and Chardan Capital Markets, LLC (“Chardan Capital”), Chardan Capital agreed to act as the Company’s placement agent in connection with the registered direct offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay Chardan Capital a cash fee equal to $750,000. The Placement Agent Agreement is filed as Exhibits 10.2 to this Current Report on Form 8-K.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $13.6 million. The registered direct offering is expected to close on or before December 2, 2016, subject to customary closing conditions.

The 2,000,000 shares of common stock were offered, and will be issued, pursuant to the Prospectus Supplement, dated November 29, 2016, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-209304) filed with the Securities and Exchange Commission on February 1, 2016.

The foregoing summaries of the terms of the agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events.

The opinion delivered to the Company by Sichenzia Ross Ference Kesner LLP in connection with the sale of an aggregate of 2,000,000 shares of the Company’s common stock pursuant to the Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-209304).

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference Kesner LLP.

10.1	Form of Securities Purchase Agreement, dated as of November 29, 2016.

10.2 99.1	Placement Agent Agreement, dated as of November 29, 2016. Press release, dated, November 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer